Exhibit 10.6
AMENDED AND RESTATED
WOLVERINE WORLD WIDE, INC.
STOCK INCENTIVE PLAN OF 2003
SECTION 1
Establishment of Plan; Purpose of Plan
1.1 Establishment of Plan. The Company hereby establishes the STOCK INCENTIVE PLAN OF 2003 (the “Plan”) for its corporate, divisional and Subsidiary officers and key employees. The Plan permits the grant and award of Stock Options, Restricted Stock, and Stock Awards.
1.2 Purpose of Plan. The purpose of the Plan is to provide officers and key management employees of the Company, its divisions and its Subsidiaries with an increased incentive to contribute to the long-term performance and growth of the Company and its Subsidiaries, to join the interests of officers and key employees with the interests of the Company’s stockholders through the opportunity for increased stock ownership and to attract and retain officers and key employees. The Plan is further intended to provide flexibility to the Company in structuring long-term incentive compensation to best promote the foregoing objectives. Within that context, it is intended that most awards of Stock Options under the Plan are to provide performance-based compensation under Section 162(m) of the Code and the Plan shall be interpreted, administered and amended if necessary to achieve that purpose.
SECTION 2
Definitions
The following words have the following meanings unless a different meaning plainly is required by the context:
2.1 “Act” means the Securities Exchange Act of 1934, as amended.
2.2 “Board” means the Board of Directors of the Company.
2.3 “Change in Control,” unless otherwise defined in an Incentive Award, means (a) the failure of the Continuing Directors at any time to constitute at least a majority of the members of the Board; (b) the acquisition by any Person other than an Excluded Holder of beneficial ownership (within the meaning of Rule 13d-3 issued under the Act) of 20% or more of the outstanding Common Stock or the combined voting power of the Company’s outstanding securities entitled to vote generally in the election of directors; (c) the approval by the stockholders of the Company of a reorganization, merger or consolidation, unless with or into a Permitted Successor; or (d) the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or the sale or disposition of all or substantially all of the assets of the Company other than to a Permitted Successor.
2.4 “Code” means the Internal Revenue Code of 1986, as amended.
2.5 “Committee” means the Compensation Committee of the Board. The Committee shall consist of at least 2 members of the Board and all of its members shall be “non-employee directors” as defined in Rule 16b-3 issued under the Act and “outside directors” as defined in the regulations issued under Section 162(m) of the Code.

2.6 “Common Stock” means the Common Stock, $1 par value, of the Company.
2.7 “Company” means Wolverine World Wide, Inc., a Delaware corporation, and its successors and assigns.
2.8 “Continuing Directors” mean the individuals constituting the Board as of the date this Plan was adopted and any subsequent directors whose election or nomination for election by the Company’s stockholders was approved by a vote of three-quarters (3/4) of the individuals who are then Continuing Directors, but specifically excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation subject to Rule 14a-12(c) of Regulation 14A issued under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.
2.9 “Employee Benefit Plan” means any plan or program established by the Company or a Subsidiary for the compensation or benefit of employees of the Company or any of its Subsidiaries.
2.10 “Excluded Holder” means (a) any Person who at the time this Plan was adopted was the beneficial owner of 20% or more of the outstanding Common Stock; or (b) the Company, a Subsidiary or any Employee Benefit Plan of the Company or a Subsidiary or any trust holding Common Stock or other securities pursuant to the terms of an Employee Benefit Plan.
2.11 “Incentive Award” means the award or grant of a Stock Option, Restricted Stock, or Stock Award to a Participant pursuant to the Plan.
2.12 “Market Value” shall equal the closing market price of shares of Common Stock reported on the New York Stock Exchange (or any successor exchange that is the primary stock exchange for trading of Common Stock) on the date of grant, exercise or vesting, as applicable, or if the New York Stock Exchange (or any such successor) is closed on that date, the last preceding date on which the New York Stock Exchange (or any such successor) was open for trading and on which shares of Common Stock were traded.
2.13 “Participant” means a corporate officer, divisional officer or any key employee of the Company, its divisions or its Subsidiaries who is granted an Incentive Award under the Plan.
2.14 “Permitted Successor” means a company that, immediately following the consummation of a transaction specified in clauses (c) and (d) of the definition of “Change in Control” above, satisfies each of the following criteria: (a) 50% or more of the outstanding common stock of the company and the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (in each case determined immediately following the consummation of the applicable transaction) is beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the beneficial owners of the Company’s outstanding Common Stock and outstanding securities entitled to vote generally in the election of directors (respectively) immediately prior to the applicable transaction; (b) no Person other than an Excluded Holder beneficially owns, directly or indirectly, 20% or more of the outstanding common stock of the company or the combined voting power of the outstanding securities of the company entitled to vote generally in the election of directors (for these purposes the term Excluded Holder shall include the company, any subsidiary of the company and any employee benefit plan of the company or any such subsidiary or any trust holding common stock or other securities of the company pursuant to the terms of any such employee benefit plan); and (c) at least a majority of the board of directors of the company is comprised of Continuing Directors.

2.15 “Person” has the same meaning as set forth in Sections 13(d) and 14(d)(2) of the Act.
2.16 “Restricted Period” means the period of time during which Restricted Stock awarded under the Plan is subject to restrictions. The Restricted Period may differ among Participants and may have different expiration dates with respect to shares of Common Stock covered by the same Incentive Award.
2.17 “Restricted Stock” means Common Stock awarded to a Participant pursuant to Section 6 of the Plan.
2.18 “Retirement” means the voluntary termination of all employment by a Participant after the Participant has attained (i) 50 years of age and seven years of service (as an employee and/or officer of the Company or a Subsidiary), (ii) 62 years of age, or (iii) such other age or years of service as shall be determined by the Committee in its sole discretion or as otherwise may be set forth in the Incentive Award agreement or other grant document with respect to a Participant and a particular Incentive Award.
2.19 “Stock Award” means an award of Common Stock awarded to a Participant pursuant to Section 7 of the Plan.
2.20 “Stock Option” means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, a Stock Option may be either an incentive stock option within the meaning of Section 422(b) of the Code or a nonqualified stock option.
2.21 “Subsidiary” means any corporation or other entity of which 50% or more of the outstanding voting stock or voting ownership interest is directly or indirectly owned or controlled by the Company or by one or more Subsidiaries of the Company.
SECTION 3
Administration
3.1 Power and Authority. The Committee shall administer the Plan. The Committee may delegate record keeping, calculation, payment and other ministerial administrative functions to individuals designated by the Committee, who may be officers or employees of the Company or its Subsidiaries. Except as limited in this Plan or as may be necessary to ensure that this Plan provides performance-based compensation under Section 162(m) of the Code, the Committee shall have all of the express and implied powers and duties set forth in the Bylaws of the Company and this Plan, shall have full power and authority to interpret the provisions of the Plan and Incentive Awards granted under the Plan and shall have full power and authority to supervise the administration of the Plan and Incentive Awards granted under the Plan and to make all other determinations considered necessary or advisable for the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive. The Committee shall hold its meetings at such times and places as it considers advisable. Action may be taken by a written instrument signed by a majority of the members of the Committee and any action so taken shall be fully as effective as if it had been taken at a meeting duly called and held. The Committee shall make such rules and regulations for the conduct of its business as it considers advisable.

3.2 Grants or Awards to Participants. In accordance with and subject to the provisions of the Plan, the Committee shall have the authority to determine all provisions of Incentive Awards as the Committee may consider necessary or desirable and as are consistent with the terms of the Plan, including, without limitation, the following: (a) the persons who shall be selected as Participants; (b) the nature and, subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, extent of the Incentive Awards to be made to each Participant (including the number of shares of Common Stock to be subject to each Incentive Award, any exercise price, the manner in which an Incentive Award will vest or become exercisable and the form of payment for the Incentive Award); (c) the time or times when Incentive Awards will be granted; (d) the duration of each Incentive Award; and (e) the restrictions and other conditions to which payment or vesting of Incentive Awards may be subject.
3.3 Amendments or Modifications of Awards. The Committee shall have the authority to amend or modify the terms of any outstanding Incentive Award in any manner, provided that the amended or modified terms are not prohibited by the Plan as then in effect and provided such actions do not cause an Incentive Award not already subject to Section 409A of the Code to become subject to Section 409A of the Code, unless the Committee expressly determines to make an Incentive Award subject to Section 409A of the Code, including, without limitation, the authority to: (a) modify the number of shares or other terms and conditions of an Incentive Award; provided that any increase in the number of shares of an Incentive Award other than pursuant to Section 4.3 shall be considered to be a new grant with respect to such additional shares for purposes of Section 409A of the Code and such new grant shall be made at Market Value on the date of grant; (b) extend the term of an Incentive Award to a date that is no later than the earlier of the latest date upon which the Incentive Award could have expired by its terms under any circumstances or the 10th anniversary of the date of grant (for purposes of clarity, as permitted under Section 409A of the Code, if the term of a Stock Option is extended at a time when the Stock Option price equals or exceeds the Market Value, it will not be an extension of the term of the Stock Option, but instead will be treated as a modification of the Stock Option and a new Stock Option will be treated as having been granted); (c) accelerate the exercisability or vesting or otherwise terminate, waive or modify any restrictions relating to an Incentive Award; (d) accept the surrender of any outstanding Incentive Award; and (e) to the extent not previously exercised or vested, authorize the grant of new Incentive Awards in substitution for surrendered Incentive Awards; provided, however, that such grant of new Incentive Awards will be considered to be a new grant for purposes of Section 409A of the Code and such new grant shall be made at Market Value on the date of the new grant; provided further, that Incentive Awards issued under the Plan may not be repriced, replaced, regranted through cancellation or modified without stockholder approval if the effect of such repricing, replacement, regrant or modification would be to reduce the exercise price of then outstanding Incentive Awards to the same Participants.
3.4 Indemnification of Committee Members. Neither any member nor former member of the Committee nor any individual to whom authority is or has been delegated shall be personally responsible or liable for any act or omission in connection with the performance of powers or duties or the exercise of discretion or judgment in the administration and implementation of the Plan. Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company from and against any cost, liability or expense imposed or incurred in connection with such person’s or the Committee’s taking or failing to take any action under the Plan. Each such person shall be justified in relying on information furnished in connection with the Plan’s administration by any appropriate person or persons.

SECTION 4
Shares Subject to the Plan
4.1 Number of Shares. Subject to adjustment as provided in Section 4.3 of the Plan, the total number of shares of Common Stock available for Incentive Awards under the Plan shall be 1,300,000 shares of Common Stock (not including any adjustments occurring before the date of this amendment pursuant to Section 4.3). The following shares shall replace shares previously awarded as Incentive Awards under the Plan and be available for future Incentive Awards under the Plan: (i) shares subject to Incentive Awards that are canceled, surrendered, modified, exchanged for substitute Incentive Awards or expire or terminate prior to the exercise or vesting of the Incentive Award in full; (ii) shares that are surrendered to the Company in connection with the exercise or vesting of an Incentive Award or surrendered to satisfy withholding requirements, whether previously owned or otherwise subject to such Incentive Award; and (iii) shares of Common Stock repurchased by the Company with the cash paid by Participants for the exercise price of Incentive Awards. No more than 15% of the shares authorized for issuance under the Plan pursuant to this Section 4.1 may be issued as Restricted Stock or Stock Awards, combined. Shares of Common Stock subject to this Section 4.1 shall be authorized and may be either unissued or treasury shares or shares repurchased by the Company, including shares purchased on the open market.
4.2 Limitation Upon Incentive Awards. No Participant shall be granted, during any calendar year, Incentive Awards with respect to more than 300,000 shares of Common Stock, subject to adjustment as provided in Section 4.3 of the Plan. The purpose of this Section 4.2 is to ensure that the Plan may provide performance-based compensation under Section 162(m) of the Code and this Section 4.2 shall be interpreted, administered and amended if necessary to achieve that purpose.
4.3 Adjustments.
(a) Stock Dividends and Distributions. If the number of shares of Common Stock outstanding changes by reason of a stock dividend, stock split, recapitalization or other general distribution of Common Stock or other securities to holders of Common Stock, the number and kind of securities subject to Incentive Awards and reserved for issuance under the Plan and the limitation provided in Section 4.2, together with applicable exercise prices, as well as the number of shares available for issuance under the Plan, shall be adjusted appropriately. No fractional shares shall be issued pursuant to the Plan and any fractional shares resulting from such adjustments shall be eliminated from the respective Incentive Awards.

(b) Other Actions Affecting Common Stock. If there occurs, other than as described in the preceding subsection, any merger, business combination, recapitalization, reclassification, subdivision or combination approved by the Board that would result in the Persons who were stockholders of the Company immediately prior to the effective time of any such transaction owning or holding, in lieu of or in addition to shares of Common Stock, other securities, money and/or property (or the right to receive other securities, money and/or property) immediately after the effective time of such transaction, then the outstanding Incentive Awards (including exercise prices) and reserves for Incentive Awards under this Plan shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of any such transaction, Incentive Awards under this Plan shall entitle the holder of each Incentive Award to receive (upon exercise in the case of Stock Options), in lieu of or in addition to shares of Common Stock, any other securities, money and/or property receivable upon consummation of any such transaction by holders of Common Stock with respect to each share of Common Stock outstanding immediately prior to the effective time of such transaction; upon any such adjustment, holders of Incentive Awards under this Plan shall have only the right to receive in lieu of or in addition to shares of Common Stock such other securities, money and/or other property as provided by the adjustment. If the agreement, resolution or other document approved by the Board to effect any such transaction provides for the adjustment of Incentive Awards under the Plan in connection with such transaction, then the adjustment provisions contained in such agreement, resolution or other document shall be final and conclusive.
SECTION 5
Stock Options
5.1 Grant. A Participant may be granted one or more Stock Options under the Plan. The Committee, in its discretion and except as otherwise limited by the Plan, may provide in the initial grant of a Stock Option or other Incentive Award for the subsequent automatic grant of additional Stock Options for the number of shares, if any, that are surrendered to the Company in connection with the exercise or vesting of the initial or any subsequently granted Stock Option or other Incentive Award. Stock Options shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, consistent with the provisions of the Plan, to the vesting, or the acceleration of vesting based on any of the performance goals provided in Section 6.2, of Stock Options as it considers appropriate. The Committee, in its sole discretion, may establish vesting schedules (i) based upon Company performance, or (ii) that extend over a period of time selected by the Committee, provided, that such period of time shall not provide for full vesting in a period of less than 3 years. In addition, the Committee may vary, among Participants and among Stock Options granted to the same Participant, any and all of the terms and conditions of the Stock Options granted under the Plan. Subject to the limitation imposed by Section 4.2 of the Plan, the Committee shall have complete discretion in determining the number of Stock Options granted to each Participant. The Committee may designate whether or not a Stock Option is to be considered an incentive stock option as defined in Section 422(b) of the Code; provided, that the number of shares of Common Stock that may be designated as subject to incentive stock options for any given Participant shall be limited to that number of shares that become exercisable for the first time by the Participant during any calendar year (under all plans of the Company and its Subsidiaries) and have an aggregate Market Value less than or equal to $100,000 (or such other amount as may be set forth in the Code) and all shares subject to an Incentive Award that have a Market Value in excess of such aggregate amount shall automatically be subject to Stock Options that are not incentive stock options.

5.2 Stock Option Agreements. Stock Options shall be evidenced by stock option agreements and/or certificates of award containing the terms and conditions applicable to such Stock Options. To the extent not covered by the stock option agreement, the terms and conditions of this Section 5 shall govern.
5.3 Stock Option Price. The per share Stock Option price shall be determined by the Committee, but shall be a price that is equal to or greater than 100% of the Market Value of the Company’s Common Stock on the date of grant.
5.4 Medium and Time of Payment. The exercise price for each share purchased pursuant to a Stock Option granted under the Plan shall be payable in cash or, if the Committee consents or provides in the applicable stock option agreement or grant, in actual or attested shares of Common Stock owned by the Participant or other consideration substantially equivalent to cash. To the extent any such amendment would not cause a Stock Option to become subject to Section 409A of the Code, unless the Committee expressly determines to make a Stock Option subject to Section 409A of the Code, the time and terms of payment may be amended with the consent of a Participant before or after exercise of a Stock Option. The Committee may from time to time authorize payment of all or a portion of the Stock Option price in the form of a full recourse promissory note or other deferred payment installments according to such terms as the Committee may approve. The Board may restrict or suspend the power of the Committee to permit such loans and may require that adequate security be provided. The Committee may implement a program for the broker-assisted cashless exercise of Stock Options. The Company or any of its Subsidiaries shall not extend credit, directly or indirectly, to an executive officer in violation of Section 13 of the Act.
5.5 Stock Options Granted to 10% Stockholders. Unless otherwise permitted by applicable laws and regulations, no Stock Option granted to any Participant who at the time of such grant owns, together with stock attributed to such Participant under Section 424(d) of the Code, more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries may be designated as an incentive stock option, unless such Stock Option provides an exercise price equal to at least 110% of the Market Value of the Common Stock on the date of grant and the exercise of the Stock Option after the expiration of 5 years from the date of grant of the Stock Option is prohibited by its terms.
5.6 Limits on Exercisability. Except as set forth in Section 5.5, Stock Options shall be exercisable for such periods, not to exceed 10 years from the date of grant, as may be fixed by the Committee. At the time of exercise of a Stock Option, the holder of the Stock Option, if requested by the Committee, must represent to the Company that the shares are being acquired for investment and not with a view to the distribution thereof. The Committee may in its discretion require a Participant to continue the Participant’s service with the Company and its Subsidiaries for a certain length of time prior to a Stock Option becoming exercisable and may eliminate such delayed vesting provisions.

5.7 Restrictions on Transferability.
(a) General. Unless the Committee otherwise consents or permits (before or after the option grant) or unless the stock option agreement or grant provides otherwise, Stock Options granted under the Plan may not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated except by will or the laws of descent and distribution, and, as a condition to any transfer permitted by the Committee or the terms of the stock option agreement or grant, the transferee must execute a written agreement permitting the Company to withhold from the shares subject to the Stock Option a number of shares having a Market Value at least equal to the amount of any federal, state, local and foreign withholding or other taxes associated with or resulting from the exercise of a Stock Option. All provisions of a Stock Option that are determined with reference to the Participant, including without limitation those that refer to the Participant’s employment with the Company or its Subsidiaries, shall continue to be determined with reference to the Participant after any transfer of a Stock Option.
(b) Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to the exercise of a Stock Option under the Plan as the Committee deems advisable, including, without limitation, restrictions under applicable federal or state securities laws.
5.8 Termination of Employment or Officer Status. Unless the Committee otherwise consents or permits (before or after the option grant) or unless the stock option agreement or grant provides otherwise:
(a) General. If a Participant ceases to be employed by or an officer of the Company or a Subsidiary for any reason other than the Participant’s death, disability, Retirement, consensual severance or termination for cause, the Participant may exercise his or her Stock Options in accordance with their terms for a period of 3 months after such termination of employment or officer status, but only to the extent the Participant was entitled to exercise the Stock Options on the date of termination. For purposes of the Plan, the following shall not be considered a termination of employment or officer status: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days, duly authorized in writing by the Company, provided that the employee’s right to re-employment is guaranteed by statute, contract or written policy of the Company; or (iv) a termination of employment with continued service as an officer. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee’s right to re- employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.
(b) Death. If a Participant dies either while an employee or officer of the Company or a Subsidiary or after the termination of employment other than for cause but during the time when the Participant could have exercised a Stock Option, the Stock Options issued to such Participant shall become fully vested and exercisable in accordance with their terms by the personal representative of such Participant or other successor to the interest of the Participant for one year after the Participant’s death, but not beyond the original terms of the Stock Options.

(c) Disability. If a Participant ceases to be an employee or officer of the Company or a Subsidiary due to the Participant’s disability (as defined in the Company’s long-term disability plan), the Participant shall become fully vested in any Stock Options that had not been fully vested prior to the disability and the Participant or the personal representative of the Participant may exercise his or her Stock Options in accordance with their terms for one year following such termination of employment, but not beyond the original terms of the Stock Options.
(d) Participant Retirement. Upon a Participant’s Retirement from the Company as an employee or officer of the Company or a Subsidiary, the Participant shall be fully vested in his or her Stock Options granted under the Plan and the Participant or the personal representative of the Participant, in the event Participant dies or is disabled subsequent to his or her Retirement, may exercise the Stock Options in accordance with their terms during the remaining term of the Stock Options.
(e) Consensual Severance. If a Participant terminates employment with the Company or a Subsidiary under circumstances (other than death, disability or Retirement) in which the Committee determines that partial or full vesting of his or her Stock Options is in the best interests of the Company, the Committee may, in its sole discretion either before or after such termination, partially or fully vest any or all of the Participant’s Stock Options that have not been fully vested prior to such termination and permit the Participant to exercise his or her Stock Options in accordance with their terms for a period of time as may be determined by the Committee, but not beyond the original term of the Stock Options.
(f) Termination for Cause. If a Participant is terminated for cause, the Participant shall have no further right to exercise any Stock Options previously granted. The Committee or officers designated by the Committee shall have absolute discretion to determine whether a termination is for cause.
SECTION 6
Restricted Stock
6.1 Grant. Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, a Participant may be granted Restricted Stock under the Plan. Restricted Stock shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as shall be determined by the Committee in its sole discretion. The Committee may impose such restrictions or conditions, consistent with the provisions of the Plan, to the vesting of Restricted Stock as it considers appropriate. The Committee in its sole discretion may establish vesting schedules (i) based upon Company performance, or (ii) that extend over a period of time selected by the Committee, provided, that such period of time shall not provide for full vesting in a period of less than 3 years. The Committee may also require that certificates representing shares of Restricted Stock be retained and held in escrow by a designated employee or agent of the Company or any Subsidiary until any restrictions applicable to shares of Restricted Stock so retained have been satisfied or lapsed.

6.2 Measurement of Performance. If the Committee imposes performance conditions to the vesting or acceleration of the vesting of Restricted Stock, the Committee shall select one or more of the following measurements of the performance of the Company and/or its Subsidiaries, operating divisions or profit centers: net earnings, net earnings before taxes, operating income, revenues, net sales, net sales and other operating income, return on sales, return on equity, earnings per share, total stockholder return, economic value added measurements, return on invested capital or any of the foregoing before or after the effect of acquisitions, divestitures, accounting changes, restructuring, or other extraordinary items. These factors could be measured against pre-determined levels or the Company’s relative performance when compared to a pre-established peer group.
6.3 Restricted Stock Agreements. Awards of Restricted Stock shall be evidenced by restricted stock agreements or certificates of award containing such terms and conditions, consistent with the provisions of the Plan, as the Committee shall from time to time determine. Unless a restricted stock agreement or certificate provides otherwise, Restricted Stock awards shall be subject to the terms and conditions set forth in this Section 6.
6.4 Termination of Employment or Officer Status. Unless the Committee otherwise consents or permits (before or after the grant of Restricted Stock) or unless the restricted stock agreement or grant provides otherwise:
(a) General. In the event of termination of employment or officer status during the Restricted Period for any reason other than death, disability, Retirement or consensual severance, any shares of Restricted Stock still subject to restrictions at the date of such termination shall automatically be forfeited and returned to the Company. For purposes of the Plan, the following shall not be considered a termination of employment or officer status: (i) a transfer of an employee from the Company to any Subsidiary; (ii) a leave of absence, duly authorized in writing by the Company, for military service or for any other purpose approved by the Company if the period of such leave does not exceed 90 days; (iii) a leave of absence in excess of 90 days duly authorized in writing by the Company, provided that the employee’s right to re-employment is guaranteed by statute, contract or written policy of the Company; and (iv) a termination of employment with continued service as an officer. For purposes of the Plan, termination of employment shall be considered to occur on the date on which the employee is no longer obligated to perform services for the Company or any of its Subsidiaries and the employee’s right to re- employment is not guaranteed by statute, contract or written policy of the Company, regardless of whether the employee continues to receive compensation from the Company or any of its Subsidiaries after such date.
(b) Death, Retirement or Disability. In the event a Participant terminates his or her employment with the Company or a Subsidiary because of death, disability (as defined in the Company’s long-term disability plan) or Retirement during the Restricted Period, the restrictions applicable to the shares of Restricted Stock shall terminate automatically.
(c) Consensual Severance. If a Participant terminates employment with the Company or a Subsidiary during the Restricted Period under circumstances (other than death, disability or Retirement) in which the Committee determines that partial or full waiver of the restrictions is in the best interests of the Company, the Committee may, in its sole discretion either before or after such termination, waive the restrictions remaining on any or all remaining shares of Restricted Stock.

6.5 Restrictions on Transferability.
(a) General. Unless the Committee otherwise consents or permits or unless the terms of the restricted stock agreement or grant provide otherwise: (i) shares of Restricted Stock shall not be sold, exchanged, transferred, pledged, assigned or otherwise alienated or hypothecated during the Restricted Period except by will or the laws of descent and distribution; and (ii) all rights with respect to Restricted Stock granted to a Participant under the Plan shall be exercisable during the Participant’s lifetime only by such Participant, his or her guardian or legal representative.
(b) Other Restrictions. The Committee may impose other restrictions on any shares of Common Stock acquired pursuant to an award of Restricted Stock under the Plan as the Committee considers advisable, including, without limitation, restrictions under applicable federal or state securities laws.
6.6 Legending of Restricted Stock. Any certificates evidencing shares of Restricted Stock awarded pursuant to the Plan shall bear the following legend:
The shares represented by this certificate were issued subject to certain restrictions under the Wolverine World Wide, Inc. Stock Incentive Plan of 2003 (the “Plan”). This certificate is held subject to the terms and conditions contained in a restricted stock agreement that includes a prohibition against the sale or transfer of the stock represented by this certificate except in compliance with that agreement and that provides for forfeiture upon certain events. Copies of the Plan and the restricted stock agreement are on file in the office of the Secretary of the Company.
6.7 Rights as a Stockholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to Restricted Stock held of record by such Participant as if the Participant held unrestricted Common Stock; provided, that the unvested portion of any award of Restricted Stock shall be subject to any restrictions on transferability or risks of forfeiture imposed pursuant to Sections 6.1, 6.4 and 6.5 of the Plan. Unless the Committee otherwise determines or unless the terms of the restricted stock agreement or grant provide otherwise, any noncash dividends or distributions paid with respect to shares of unvested Restricted Stock shall be subject to the same restrictions as the shares to which such dividends or distributions relate. Any dividend payment with respect to Restricted Stock shall be made no later than the end of the calendar year in which the dividends are paid to stockholders, or, if later, the 15th day of the third month following the date the dividends are paid to stockholders.
SECTION 7
Stock Awards
7.1 Grant. Subject to the limitations set forth in Sections 4.1 and 4.2 of the Plan, a Participant may be granted one or more Stock Awards under the Plan. Stock Awards shall be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. Notwithstanding the previous sentence, the shares of stock subject to Stock Awards shall be issued no later than the 15th day of the third month after the end of the calendar year in which the award is granted.

7.2 Rights as a Stockholder. A Participant shall have all voting, dividend, liquidation and other rights with respect to shares of Common Stock issued to the Participant as a Stock Award under this Section 7 upon the Participant becoming the holder of record of the Common Stock granted pursuant to such Stock Award; provided, that the Committee may impose such restrictions on the assignment or transfer of Common Stock awarded pursuant to a Stock Award as it considers appropriate. Any dividend payment with respect to Stock Awards shall be made no later than the end of the calendar year in which the dividends are paid to stockholders, or, if later, the 15th day of the third month following the date the dividends are paid to stockholders.
SECTION 8
Change in Control
8.1 Acceleration of Vesting. If a Change in Control of the Company shall occur, then, unless the Committee or the Board otherwise determines with respect to one or more Incentive Awards, without action by the Committee or the Board: (a) all outstanding Stock Options shall become immediately exercisable in full and shall remain exercisable during the remaining terms thereof, regardless of whether the Participants to whom such Stock Options have been granted remain in the employ or service of the Company or any Subsidiary; and (b) all other outstanding Incentive Awards shall become immediately fully vested and exercisable and nonforfeitable.
8.2 Cash Payment for Stock Options. If a Change in Control of the Company shall occur, then the Committee, in its sole discretion, and without the consent of any Participant affected thereby, may determine that some or all Participants holding outstanding Stock Options shall receive, with respect to some or all of the shares of Common Stock subject to such Stock Options, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the greater of the excess of (a) the highest sales price of the shares on the New York Stock Exchange on the date immediately prior to the effective date of such Change in Control of the Company or (b) the highest price per share actually paid in connection with any Change in Control of the Company over the exercise price per share of such Stock Options.
SECTION 9
General Provisions
9.1 No Rights to Awards. No Participant or other person shall have any claim to be granted any Incentive Award under the Plan and there is no obligation of uniformity of treatment of Participants or holders or beneficiaries of Incentive Awards under the Plan. The terms and conditions of Incentive Awards of the same type and the determination of the Committee to grant a waiver or modification of any Incentive Award and the terms and conditions thereof need not be the same with respect to each Participant or the same Participant.
9.2 Withholding. The Company or a Subsidiary shall be entitled to: (a) withhold and deduct from future wages of a Participant (or from other amounts that may be due and owing to a Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, state, local and foreign withholding and employment-related tax requirements attributable to an Incentive Award, including, without limitation, the grant, exercise or vesting of, or payment of dividends with respect to, an Incentive Award or a disqualifying disposition of Common Stock received upon exercise of an incentive stock option; or (b) require a Participant promptly to remit the amount of such withholding to the Company before taking any action with respect to an Incentive Award. Unless the Committee determines otherwise, withholding may be satisfied (but only to the extent necessary to satisfy mandatory statutory withholding amounts) by withholding Common Stock to be received upon exercise or vesting of an Incentive Award or by delivery to the Company of previously owned Common Stock.

9.3 Compliance With Laws; Listing and Registration of Shares. All Incentive Awards granted under the Plan (and all issuances of Common Stock or other securities under the Plan) shall be subject to all applicable laws, rules and regulations, and to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered thereby upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the grant of such Incentive Award or the issue or purchase of shares thereunder, such Incentive Award may not be exercised in whole or in part, or the restrictions on such Incentive Award shall not lapse, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.
9.4 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, including the grant of stock options and other stock-based awards, and such arrangements may be either generally applicable or applicable only in specific cases.
9.5 No Right to Employment. The grant of an Incentive Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary. The Company or any Subsidiary may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any written agreement with a Participant.
9.6 Suspension of Rights under Incentive Awards. The Company, by written notice to a Participant, may suspend a Participant’s and any transferee’s rights under any Incentive Award for a period not to exceed 30 days while the termination for cause of that Participant’s employment with the Company and its Subsidiaries is under consideration.
9.7 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.
9.8 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included, unless such construction would cause the Plan to fail in its essential purposes.

SECTION 10
Termination and Amendment
The Board may terminate the Plan at any time or may from time to time amend the Plan as it considers proper and in the best interests of the Company, provided that no such amendment may impair any outstanding Incentive Award without the consent of the Participant, except according to the terms of the Plan or the Incentive Award and provided further that the Plan may not be amended in any way that causes the Plan to fail to comply with or be exempt from Section 409A of the Code, unless the Board expressly determines to amend the Plan to be subject to Section 409A of the Code. No termination, amendment or modification of the Plan shall become effective with respect to any Incentive Award previously granted under the Plan without the prior written consent of the Participant holding such Incentive Award unless such amendment or modification operates solely to the benefit of the Participant.
SECTION 11
Effective Date and Duration of the Plan
This Plan shall take effect February 13, 2003, subject to approval by the stockholders at the 2003 Annual Meeting of Stockholders or any adjournment thereof or at a Special Meeting of Stockholders. Unless earlier terminated by the Board of Directors, no Incentive Award shall be granted under the Plan after February 12, 2013.
As amended October 9, 2008.

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